Exhibit 99.2

November 1, 2022

Gavin Friedman, Corporate Secretary
Trupanion, Inc.
6100 4th Avenue South, Suite 200
Seattle, Washington 98107

Dear Mr. Friedman,

In accordance with the Trupanion, Inc. (the "Company") Director Resignation Policy, I hereby tender my resignation as a member of the board of directors of the Company, effective as of January 1, 2023.

Please note that my resignation is not as a result of any disagreement between myself and the Company, its management, board of directors or any committee of the board of directors.

Sincerely,

/s/ Eric Johnson
Eric Johnson

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